Exhibit 3.7

ARTICLES OF INCORPORATION

OF

ABR COVERAGE CONTINUATION SERVICES, INC.

THE UNDERSIGNED, acting as sole incorporator of ABR Coverage Continuation Services, Inc. (hereinafter, the “Corporation”) under the Florida Business Corporation Act, Chapter 607 of the Florida Statutes, as hereafter amended and modified (the “FBCA”) hereby adopts the following Articles of Incorporation (the “Articles”) for the Corporations:

ARTICLE I

Name

The name of the Corporation is: ABR Coverage Continuation Services, Inc.

ARTICLE II

Business & Activities

The Corporation may, and is authorized to, engage in any activity or business permitted under the laws of the United States and of the State of Florida.

ARTICLE III

Shares

The total number of shares which the Corporation shall have the authority to issue shall be One Thousand (1,000) shares, consisting of a single class of common stock having a par value of $.01 per share.

ARTICLE IV

Preemptive Rights

No shareholder of the Corporation shall have any preferential or preemptive right to subscribe for or purchase from the Corporation any new or additional shares of capital stock or securities convertible into shares of capital stock, of the Corporation, whether now or hereafter authorized.

ARTICLE V

Principal Office

The address of the Principal Office of the Corporation is 34125 U.S. Hwy. 19 North, Palm Harbor, Pinellas County, Florida 34684. The location of the Principal Office shall be subject to change as may be provided in bylaws duly adopted by the Corporation.

ARTICLE VI

Mailing Address

The mailing address of the Corporation is 34125 U.S. Hwy. 19 North, Palm Harbor, Florida 34684.

ARTICLE VII

Initial Registered Office and Agent

The address of the Initial Registered Office of the Corporation is 1201 Hays Street, Tallahassee, Florida, 32301, and the Initial Register Agent at such address is Corporation Service Company.

ARTICLE VIII

Incorporator

The name and address of the sole Incorporator of the Corporation is: Martin A. Traber, Foley & Lardner, 100 N. Tampa Street, Suite 2700, Tampa, Florida 33602.

IN WITNESS WHEREOF, these Article have been signed by the undersigned incorporator this 11th day of June, 1996.

/s/ Martin A. Traber
Martin A. Traber, Incorporator

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ACCEPTANCE OF APPOINTMENT BY INITIAL

REGISTERED AGENT

THE UNDERSIGNED, a corporation resident of the State of Florida, having been named in Article VII of the foregoing Articles of Incorporation as initial Registered Agent at the office designated therein, hereby accepts such appointment and agrees to act in such capacity. The undersigned hereby states that it is familiar with, and hereby accepts, the obligations set forth in Section 607.0505, Florida Statutes, and the undersigned will further comply with any other provisions of law made applicable to it as Registered Agent of ABR Coverage Continuation Services, Inc.

DATED, this      day of June, 1996.

Corporation Service Company

By:
Its:	Agent

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ARTICLES OF MERGER

of

ABR NATIONAL SERVICE CENTER, INC., a Florida corporation

ABR QUALIFIED PLAN SERVICES, INC., a Florida corporation

TOTAL COBRA SERVICES, INC., a California corporation

ABR COBRASERV, INC., a New Jersey corporation

ABR BENEFITS SERVICES, INC., a New Jersey corporation

THE L.P. BAIER COMPANY, a Virginia corporation

(each a “Constituent Corporation”)

with and into

ABR COVERAGE CONTINUATION SERVICES, INC., a Florida corporation with

ABR COVERAGE CONTINUATION SERVICES, INC., a Florida corporation

(as the “Surviving Corporation”)

Pursuant to the provisions of Sections 607.1101 and 607.1105 of the Florida Business Corporation Act, ABR NATIONAL SERVICE CENTER, INC., a Florida corporation, ABR QUALIFIED PLAN SERVICES, INC., a Florida corporation, TOTAL COBRA SERVICES, INC., a California corporation, ABR COBRASERV, INC., a New Jersey corporation, ABR BENEFITS SERVICES, INC., a New Jersey corporation, THE L.P. BAIER COMPANY, a Virginia corporation, and ABR COVERAGE CONTINUATION SERVICES, INC., a Florida corporation, do hereby adopt the following Articles of Merger:

FIRST: The names of the corporations which are parties to the merger (the “Merger”) contemplated by these Articles of Merger are ABR NATIONAL SERVICE CENTER, INC., a Florida corporation, ABR QUALIFIED PLAN SERVICES, INC., a Florida corporation, TOTAL COBRA SERVICES, INC., a California corporation, ABR COBRASERV, INC., a New Jersey corporation, ABR BENEFITS SERVICES, INC., a New Jersey corporation, and THE L.P. BAIER COMPANY, a Virginia corporation (hereinafter each referred to as a “Constituent Corporation”), and ABR COVERAGE CONTINUATION SERVICES, INC., a Florida corporation (hereinafter referred to as the “Surviving Corporation”).

SECOND: The plan of merger is set forth in that certain Agreement and Plan of Merger, dated September 4, 1997 by and among the Constituent Corporations and the Surviving Corporation (the “Plan of Merger”), a copy of which Plan of Merger is attached hereto as Exhibit A.

THIRD: The Plan of Merger was adopted by the Board of Directors and the sole shareholder of each of the Constituent Corporations and the Board of Directors and sole shareholder of the Surviving Corporation pursuant to unanimous written consent action dated September 4, 1997.

FOURTH: The Merger shall be effective on the date of filing the requisite Articles of Merger with the Florida Secretary of State (the “Effective Date”), as required by Section 607.1105, Florida Statutes.

These Articles of Merger may be executed in two or more counterparts, all of which when taken together shall constitute one instrument.

IN WITNESS WHEREOF, the parties have caused these Articles of Merger to be executed as of this 4th day of September, 1997.

“Constituent Corporations”

ABR NATIONAL SERVICE CENTER, INC.

By:
Attest:	Title:	Chairman

ABR QUALIFIED PLAN SERVICES, INC.

By:
Attest:	Title:	Chairman

TOTAL COBRA SERVICES, INC.

By:
Attest:	Title:	Chairman

ABR COBRASERV, INC.

By:
Attest:	Title:	Chairman

ABR BENEFITS SERVICES, INC.

By:
Attest:	Title:	Chairman

THE L.P. BAIER COMPANY

By:
Attest:	Title:	Chairman

2

“Surviving Corporations”

ABR COVERAGE CONTINUATION SERVICES, INC.

By:
Attest:	Title:	Chairman

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AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (the “Plan of Merger”) is made and entered into this 4th day of September. 1997, by and among:

ABR NATIONAL SERVICE CENTER, INC., a Florida corporation

ABR QUALIFIED PLAN SERVICES, INC., a Florida corporation

TOTAL COBRA SERVICES, INC., a California corporation

ABR COBRASERV, INC., a New Jersey corporation

ABR BENEFITS SERVICES, INC., a New Jersey corporation

THE L.P. BAIER COMPANY, a Virginia corporation

(hereinafter each referred to as a “Constituent Corporation”)

and

ABR COVERAGE CONTINUATION SERVICES, INC., a Florida corporation

(hereinafter referred to as the “Surviving Corporation”).

W I T N E S S E T H:

WHEREAS, the Board of Directors and the sole shareholder of each of the Constituent Corporations and the Board of Directors and the sole shareholder of the Surviving Corporation have deemed it to be in the best interests of the Constituent Corporations, the Surviving Corporation and their sole shareholder that the Constituent Corporations and the Surviving Corporation be merged (the “Merger”) upon the terms and conditions and in the manner set forth in this Plan of Merger.

NOW, THEREFORE, in consideration of the mutual premises herein contained, the Constituent Corporations and Surviving Corporation hereby agree as follows:

1. MERGER. Pursuant to the provisions of the Florida Business Corporation Act and the provisions of the laws of the jurisdiction of organization of each of the Constituent Corporations, the Constituent Corporations shall each and all be merged with and into the Surviving Corporation upon the terms and conditions set forth in this Plan of Merger, and the Surviving Corporation shall continue under the laws of the State of Florida as the Surviving Corporation.

2. SURVIVING CORPORATION. On and after the Effective Date (as defined below) of the Merger:

a. The Surviving Corporation shall continue to exist as a corporation under the laws of the State of Florida, with all of the rights and obligations as are provided by Chapter 607, Florida Statutes.

b. The Constituent Corporations shall each and all cease to exist, and all of their respective property, rights and obligations shall become the property, rights and obligations of the Surviving Corporation.

3. TERMS AND CONDITIONS OF MERGER. The terms and conditions of the Merger are as follows:

a. Articles of Incorporation. On and after the Effective Date of the Merger, the Articles of Incorporation of ABR Coverage Continuation Services, Inc. shall continue as the Articles of Incorporation of the Surviving Corporation, except that, pursuant to Section 607.110l(3)(a), Florida Statutes. Article I of said Articles of Incorporation shall be amended in its entirety to read as follows:

ARTICLE I

Name

The name of the Corporation is: ABR Benefits Services, Inc.

b. Bylaws. The Bylaws of ABR Coverage Continuation Services, Inc. shall continue as the Bylaws of the Surviving Corporation.

c. Directors. The current directors of ABR Coverage Continuation Services, Inc. shall continue to be the directors of the Surviving Corporation, and each such director shall serve until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal as provided for in the Bylaws of ABR Coverage Continuation Services, Inc.

d. Outstanding Shares of the Constituent Corporations.

All of the issued and outstanding capital stock of each of the Constituent Corporations is held by ABR Information Services. Inc., a Florida corporation (the “Parent Corporation”). On the Effective Date of the Merger, all shares of issued and outstanding capital stock of each of the Constituent Corporations held by the Parent Corporation shall be canceled.

e. Outstanding Shares of the Surviving Corporation.

All of the issued and outstanding capital stock of the Surviving Corporation, consisting of 100 shares of common stock, $0.01 par value per share, are held by the Parent Corporation. On the Effective Date of the Merger, all of the issued and outstanding capital stock of the Surviving Corporation shall remain outstanding and shall not be affected by the Merger.

4. APPROVAL. The Merger contemplated by this Plan of Merger has previously been submitted to and approved by the Board of Directors and the sole shareholder of each of the Constituent Corporations and the Surviving Corporation pursuant to unanimous written consent action dated September 4, 1997.

5. EFFECTIVE PATE OF MERGER. The Merger shall be effective on the date of filing the requisite Articles of Merger with the Florida Secretary of State (the “Effective Date”), as required by Section 607.1105, Florida Statutes.

6. MISCELLANEOUS.

a. Governing Law. This Plan of Merger is to be construed in accordance with the laws of the State of Florida.

b. No Third Party Beneficiaries. The terms and conditions of this Plan of Merger are solely for the benefit of the parties hereto and their sole shareholder and no person not a party to this Plan of Merger shall have any rights or benefits whatsoever hereunder, either is a third party beneficiary or otherwise.

c. Complete Agreement. This Plan of Merger constitutes the complete agreement among the parties and incorporates all prior agreements and representations in regard to the matters set forth herein, and it may not be amended, changed or modified except by a writing signed by all parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Plan of Merger to be executed as of the date first written above.

This Agreement and Plan of Merger may be executed in two or more counterparts, all of which when taken together shall constitute one instrument.

“Constituent Corporations”

ABR NATIONAL SERVICE CENTER, INC.

Attest:	/s/ Reva R. Maskewitz	By:	/s/ James E. MacDougald
		Title:	Chairman

ABR QUALIFIED PLAN SERVICES, INC.

Attest:	/s/ Reva R. Maskewitz	By:	/s/ James E. MacDougald
		Title:	Chairman

TOTAL COBRA SERVICES, INC.

Attest:	/s/ Reva R. Maskewitz	By:	/s/ James E. MacDougald
		Title:	Chairman

ABR COBRASERV, INC.

Attest:	/s/ Reva R. Maskewitz	By:	/s/ James E. MacDougald
		Title:	Chairman

ABR BENEFITS SERVICES, INC.

Attest:	/s/ Reva R. Maskewitz	By:	/s/ James E. MacDougald
		Title:	Chairman

THE L.P. BAIER COMPANY

Attest:	/s/ Reva R. Maskewitz	By:	/s/ James E. MacDougald
		Title:	Chairman

“Surviving Corporation” ABR COVERAGE CONTINUATION SERVICES, INC.

Attest:	/s/ Reva R. Maskewitz	By:	/s/ James E. MacDougald
		Title:	Chairman

(((H99000019569 5)))

ARTICLES OF AMENDMENT

TO

ARTICLES OF INCORPORATION

OF

ABR BENEFITS SERVICES, INC.

Pursuant to the provisions of Section 607.1006 of the Florida Business Corporation Act, ABR Benefits Services, Inc., a Florida corporation (the “Corporation”), hereby adopts the following Articles of Amendment to its Articles of Incorporation:

1. Article I of the Corporation’s Articles of Incorporation is hereby amended in its entirety to read as follows:

ARTICLE I

Name

The name of the Corporation is: Ceridian Benefits Services, Inc.

2. The foregoing Amendment to Article I of the Corporation’s Articles of Incorporation was adopted and approved by the Corporation’s Board of Directors and by its sole shareholder, in accordance with Section 607.1003 of the Florida Business Corporation Act, on August 4, 1999. The sole shareholder of the Corporation adopted and approved the foregoing Amendment pursuant to a written consent action.

The undersigned, a duly authorized officer of the Corporation, has executed these Articles of Amendment to the Articles of Incorporation of the Corporation this fourth day of August, 1999.

ABR BENEFITS SERVICES, INC.

By:	/s/ James E. MacDougald
Name:	James E. MacDougald
Title:	President and Chief Executive Officer

(((H99000019569 5)))

[ILLEGIBLE TEXT]

ARTICLES OF MERGER

OF

CHOWNING, LTD.

(a Wisconsin corporation)

WITH AND INTO

CERIDIAN BENEFITS SERVICES, INC.

(a Florida corporation)

The undersigned corporations, pursuant to Section 180.1105 and 180.1107 of the Wisconsin Business Corporation Law and Section 607.1105, F.S. of the Florida Business Corporation Act, hereby executes the following articles of merger and sets forth:

1. The names of the constituent corporations proposing to merge and the names of the states under the laws of which such corporation are organized are as follows:

Name of Corporation	State of Incorporation
Ceridian Benefits Services, Inc.	Florida

Chowning, Ltd.	Wisconsin

2.	The name of the surviving corporation of the merger is Ceridian Benefits Services, Inc. (the “Surviving Corporation”).

3.	The name of the merging corporation of the merger is Chowning, Ltd. (the “Merging Corporation”).

4.	The Plan of Merger (the “Merger”) is attached as Exhibit A.

5.	The Merger was adopted by the Board of Directors of the Surviving Corporation on March 22,2002. The Surviving Corporation is the owner of all the issued and outstanding stock of the Merging Corporation, therefore, shareholder approval of the Surviving Corporation was not required pursuant to the laws of the States of Wisconsin and Florida.

6.	The Merger was adopted by the Board of Directors of the Merging Corporation on March 22, 2002. The Surviving Corporation is the owner of all the issued and outstanding stock of the Merging Corporation, therefore, shareholder approval of the Merging Corporation was not required pursuant to the laws of the States of Wisconsin and Florida.

7.	The effective time and date of the Merger shall be as of 11:59 p.m. EST on March 31, 2002.

IN WITNESS WHEREOF, the undersigned corporations has caused this Articles of Merger to be executed in its name by its authorized officers and declares that the facts herein stated are true as of March 22,2002.

CERIDIAN BENEFITS SERVICES, INC.

By:	/s/ Gary M. Nelson
Gary M. Nelson, Vice President

CHOWNING, LTD.

By:	/s/ William E. McDonald
William E. McDonald, Vice President

These Articles of Merger were executed outside of the State of Wisconsin.

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EXHIBIT A

PLAN OF MERGER

This Plan of Merger, dated as of this 22nd day of March 2002, is made and entered into by and between Ceridian Benefits Services, Inc., a Florida corporation (the “Parent”), and Chowning, Ltd., a Wisconsin corporation and wholly-owned subsidiary of the Parent (the “Subsidiary”).

A. Parent is the owner of all of the issued and outstanding shares of capital stock of Subsidiary.

B. The Board of Directors of each of the Parent and Subsidiary desire to merge Subsidiary with and into Parent, with the Parent being the surviving corporation, pursuant to the terms and conditions set forth herein.

NOW, THEREFORE, the parties hereto agree to effect the merger provided for in this Plan of Merger upon the following terms and conditions.

1. The Merger. On the Effective Date (as hereinafter defined), pursuant to Sections 607.1104 and 607.1107 of the Florida Business Corporation Act and Sections 180.1104 and 180.1107 of the Wisconsin Business Corporation Law, the Subsidiary shall be merged with and into the Parent and the separate existence and corporate organization of the Subsidiary shall cease (the “Merger”). The Parent shall be the surviving corporation in the Merger and its name shall remain “Ceridian Benefits Services, Inc.” The Parent further waives any mailing requirement related to this Plan of Merger.

2. Outstanding Capital Stock. The shares of capital stock of the Parent outstanding immediately prior to the Effective Date shall not be converted as a result of the Merger but shall remain outstanding as the shares of capital stock of the Parent, as the surviving corporation in the Merger. All of the capital stock of the Subsidiary issued and outstanding immediately prior to the Effective Date shall, on the Effective Date, be automatically by operation of law canceled and void and extinguished.

3. Articles of Incorporation and Bylaws of Surviving Corporation. On and after the Effective Date, the Articles of Incorporation and Bylaws of the Parent, as in effect immediately prior to the Effective Date, shall continue in full force and effect as the Articles of Incorporation and Bylaws of the surviving corporation on and after the Effective Date until altered, amended or repealed as provided therein or in accordance with applicable law.

4. Officers and Directors of Surviving Corporation. On and after the Effective Date, the officers and members of the board of directors of the Parent as the surviving corporation in the Merger shall consist of all the persons who are officers and directors of the Parent immediately prior to the Merger. All of such officers and directors shall continue to hold office until their successors have been duly qualified in accordance with applicable law and the Bylaws of the Parent.

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5. Effective Date. The effective time and date of the Merger in the States of Wisconsin and Florida shall be as of 11:59 p.m. EST on March 31,2002.

IN WITNESS WHEREOF, the parties hereto have executed this Plan of Merger as of the date set forth above.

CERIDIAN BENEFITS SERVICES, INC.

By:	/s/ Gary M. Nelson
Name:	Gary M. Nelson
Title:	Vice President

CHOWNING, LTD.

By:	/s/ William E. McDonald
Name:	William E. McDonald
Title:	Vice President

2

Department of State

I certify the attached is a true and correct copy of the Articles of Amendment, filed on June 21, 2002, to Articles of Incorporation for CERIDIAN BENEFITS SERVICES, INC., a Florida corporation, as shown by the records of this office.

The document number of this corporation is P96000050091.

Given under my hand and the Great Seal of the State of Florida at Tallahassee, the Capitol, this the Twenty-first day of June, 2002

ARTICLES OF AMENDMENT

TO

ARTICLES OF INCORPORATION

OF

CERIDIAN BENEFITS SERVICES, INC.

Pursuant to the provisions of Section 607.1006 of the Florida Business Corporation Act, Ceridian Benefits Services, Inc., a Florida corporation (the “Corporation”), hereby adopts the following Articles of Amendment to its Articles of Incorporation:

1. The first sentence in Article V of the Corporation’s Articles of Incorporation is hereby amended in its entirety to read as follows:

ARTICLE V

Principal Office

The address of the Principal Office of the Corporation is 3201 34th Street South, St. Petersburg, Florida 33711.

2. Article VI of the Corporation’s Articles of Incorporation is hereby amended in its entirety to read as follows:

ARTICLE VI

Mailing Address

The mailing address of the Corporation is 3201 34th Street South, St. Petersburg, Florida, 33711.

3. The foregoing Amendments to the Corporation’s Articles of Incorporation were adopted and approved by written consent action of the sole shareholder of the Corporation on June 19,2002.

The undersigned, a duly authorized officer of the Corporation, has executed these Articles of Amendment to the Articles of Incorporation of the Corporation this 19th day of June, 2002.

CERIDIAN BENEFITS SERVICES, INC.

By:	/s/ William E. McDonald
William E. McDonald
Vice President & Assistant Secretary